UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 20, 2025

NFiniTi inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-180164

(Commission File Number)

99-0372611

(IRS Employer Identification No.)

80 W. Liberty Street, Suite 880

Reno, Nevada 89501

(Address of principal executive offices)(Zip Code)

(702) 722-0112

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2025, NFiniTi Inc. (the “Company”) entered into an Equity Line of Credit Agreement (the “ELOC Agreement”) with RH2 Equity Partners, a Delaware limited partnership (the “Investor”). Pursuant to the ELOC Agreement, the Company may issue and sell to the Investor, and the Investor is obligated to purchase, up to $20,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), over a commitment period commencing on May 20, 2025, and ending on the earlier of (i) the date on which the Investor has purchased shares equal to the commitment amount or (ii) May 20, 2027.

The Company may require the Investor to purchase shares through the delivery of Purchase Notices, which may be either Rapid Purchase Notices or VWAP Purchase Notices, subject to certain conditions and limitations, including a Beneficial Ownership Limitation of 4.99% (which may be increased to 9.99% with 61 days’ notice) and a Maximum Common Stock Issuance limit of 19.99% of the Company’s outstanding shares unless shareholder approval is obtained. The purchase price for Rapid Purchase Notices is the lowest traded price on the notice date, while the purchase price for VWAP Purchase Notices is 60% of the lower of the lowest closing price or lowest average daily trading price during the pricing period (5, 10, or 30 trading days, at the Company’s discretion). Purchase amounts are limited to 100% of the average daily trading volume during the pricing period, ranging from $25,000 to $500,000 per notice, unless otherwise agreed.

Concurrently, the Company entered into a Registration Rights Agreement with the Investor, requiring the Company to file a registration statement on Form S-1 within 30 days of the ELOC Agreement to register the resale of the shares issued under the ELOC Agreement.

The sales of Common Stock under the ELOC Agreement will be made in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D. The Company is a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and the availability of Rule 144 for resale of the shares is subject to certain conditions.

The foregoing description of the ELOC Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the ELOC Agreement is incorporated herein by reference. The issuance of Common Stock pursuant to the ELOC Agreement will be exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D, as the Investor is an accredited investor and no general solicitation or advertising was used in connection with the offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Equity Line of Credit Agreement, dated May 20, 2025, by and between NFiniTi Inc. and RH2 Equity Partners

10.2	Registration Rights Agreement, dated May 20, 2025, by and between NFiniTi Inc. and RH2 Equity Partners

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFiniTi Inc.

Date: May 20, 2025	By:	/s/ Brian Johnston
	Name:	Brian Johnston
	Title:	Chief Executive Officer

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